                                                                    Exhibit 21.1


                          SUBSIDIARIES OF BUNGE LIMITED


COUNTRY OF INCORPORATION/                                  OWNERSHIP
COMPANY NAME                                               PERCENTAGE
------------                                               ----------
BERMUDA

Greenleaf, Ltd.                                              100.00
Bunge Finance Ltd.                                           100.00
Ceval Holdings Ltd.                                          100.00
Serrana Holdings Ltd.                                        100.00
Bunge Global Markets, Ltd.                                   100.00

BARBADOS

Bunge Export Sales (Barbados) Corporation                    100.00

CAYMAN ISLANDS

Santista International Ltd.                                   71.10
Serrana International Ltd.                                    72.00
Santista Export Ltd.                                          71.10
Ceval Export Securitization Ltd.                              71.10
Ceval International Ltd.                                      71.10
Bunge Trade Limited                                          100.00

USA

Bunge Corporation                                            100.00
Bunge Lauhoff Grain Company                                  100.00
Nutrition Unlimited, Inc.                                    100.00
The Crete Mills, Inc.                                        100.00
Lauhoff Finance Corporation                                  100.00
Bunge Foods Corporation                                      100.00
Richardson & Holland Corporation                             100.00
Basic Foods, Inc.                                            100.00
Bunge Corporation (Emporia)                                  100.00
Produce Grain, Inc.                                          100.00
Bunge North America Corporation                              100.00
International Produce, Inc.                                  100.00
Bunge Foods Corporation (California)                         100.00


                                       1

                          SUBSIDIARIES OF BUNGE LIMITED


COUNTRY OF INCORPORATION/                                  OWNERSHIP
COMPANY NAME                                               PERCENTAGE
------------                                               ----------
USA

Bunge North America, Inc.                                    100.00
Bunge Finance North America, Inc.                            100.00
Bunge Global Markets, Inc.                                   100.00
Bunge Management Services Inc.                               100.00
Bunge Funding, Inc.                                          100.00
Bunge Asset Funding Corporation                              100.00

CANADA

Bunge of Canada Ltd.                                         100.00

MEXICO

Controladora Bunge, S.A. de C.V.                             100.00
Agroproductos y Servicios Bunge, S.A. de C.V.                100.00
Alimentos Bunge, S.A. de C.V.                                 75.00
Harinera La Espiga, S.A. de C.V.                              25.00
Inmobiliaria A. Gil S.A.                                      25.00
Inmobiliaria Gilsa S.A.                                       25.00
Servicios Administrativos Bunge, S.A. de C.V.                100.00
Molinos Lauhoff-Bunge S.A. de C.V.                           100.00

ARGENTINA

Terminal Bahia Blanca S.A.                                    59.56
Bunge Ceval S.A.                                             100.00
Bunge Argentina S.A.                                         100.00
Terminal 6 S.A.                                               40.00
Terminal 6 Industrial S.A.                                    50.00
Guide S.A.                                                    50.00
Distribuidora de Productos del Hogar S.A.                    100.00


                                       2

                          SUBSIDIARIES OF BUNGE LIMITED


COUNTRY OF INCORPORATION/                                  OWNERSHIP
COMPANY NAME                                               PERCENTAGE
------------                                               ----------
BRAZIL

Bunge Alimentos S.A.                                          71.10
Fertimport S.A.                                              100.00
Serrana S.A.                                                  83.60
Fosbrasil S.A.                                                31.86
Bunge Investimentos & Consultoria Ltda.                      100.00
Serrana Participacoes S.A.                                    83.60
Bunge Fertilizantes S.A.                                      72.00
Amoniasul Servicos de Refrigeracao Industrial Ltda.           36.00
Fertilizantes Anhanguera Ltda.                                83.60
Santista Industrial Comercial Ltda.                           71.10
Ceval Armazens Gerais Ltda.                                   71.10
Ceval Centro Oeste S.A.                                       65.43
Fertilizantes Ouro Verde S.A.                                 75.86
Fertifos Administracao e Participacao S.A.                    37.89
Fosfertil S.A.                                                21.29
Ultrafertil S.A.                                              21.29
Manah Agropastoril Ltda.                                      72.00
Sucuapara Agropastoril Ltda.                                  72.00
Macra Administracao e Servicos S/C Ltda.                      40.88
Agrisat Solucoes Integradas Ltda.                             36.00
Industria de Fertilizantes de Cubatao Ltda.                   72.00

SINGAPORE / INDONESIA

Bunge Agribusiness Singapore Pte Ltd.                        100.00
PT Bunge Agribusiness Indonesia                               97.00
Bunge Agribusiness Malaysia Sdn. Bhd.                        100.00

CHINA

Bunge International Trading (Shanghai) Co. Ltd.              100.00


                                       3

                          SUBSIDIARIES OF BUNGE LIMITED


COUNTRY OF INCORPORATION/                                  OWNERSHIP
COMPANY NAME                                               PERCENTAGE
------------                                               ----------
UNITED KINGDOM

Bunge Corporation Ltd.                                       100.00
Bunge UK Limited                                             100.00

SPAIN

Bunge Iberica S.A.                                            99.90

HOLLAND

Koninklijke Bunge B.V.                                       100.00
Bunge Trade Services B.V.                                    100.00
Europroteol B.V.                                             100.00

SWITZERLAND

Bunge AG                                                     100.00
Bunge Agribusiness S.A.                                      100.00

ITALY

Bunge Global Markets SPA                                     100.00

FRANCE

Bunge France SAS                                              99.99

GERMANY

Bunge Handelsgesellshaft MBH                                 100.00

PORTUGAL

Vip Madeira Representacoes e Comercio Ltda                    71.10
Bunge Iberica Portugal, S.A.                                 100.00

TURKEY

Bunge Gida Ticaret S.A.                                       99.99

DOMINICAN REPUBLIC

Bunge Caribe, S.A.                                            94.40


                                       4

                          SUBSIDIARIES OF BUNGE LIMITED


COUNTRY OF INCORPORATION/                                  OWNERSHIP
COMPANY NAME                                               PERCENTAGE
------------                                               ----------
MAURITIUS

Siam Stock Holdings Ltd.                                      28.44

INDIA

Geepee Ceval Proteins & Inv. Ltd.                             28.44


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